EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is made and entered into this 31st day of July, 2006 by and between Kiwa Bio-tech Products Group Corp., a Delaware corporation having its principal place of business at 415 West Foothill Blvd, Suite 206 Claremont, California 91711-2766 and Luo Lian Jun, an individual, whose address is Room 1041, Hui Zhong Li Xiao Qu, Chaoyang District, Beijing, China, ("Executive"), with reference to the following facts:

                                 R E C I T A L S

WHEREAS, Company is primarily engaged in the business of developing, manufacturing, distributing and marketing innovative, cost-effective and environmentally safe bio-technological products for the agricultural, stockbreeding, natural resources and environmental protection markets, primarily in China; and

WHEREAS, Company entered into an employment agreement with Executive with a three-year term commencing October 10, 2002, and Company desires to employ Executive and to ensure the continued availability to Company of Executive's services, and Executive desires to accept such employment from Company and render such services, all in accordance with and subject to the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the promises and of the mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, Company and Executive do hereby agree as follows:

                                A G R E E M E N T

1.       TERM OF EMPLOYMENT.

         1.01. SPECIFIED TERM. Company employs Executive, and Executive accepts employment with Company, for a period of 3 years beginning on January 1, 2006, and ending on December 31, 2008.

         1.02. EARLIER TERMINATION. This Agreement may be terminated earlier as hereinafter provided.

         1.03. CONTINUING EFFECT. Notwithstanding any termination of this Agreement except for termination under Section 9.02, at the end of the Term or otherwise, the provisions of Sections 10 and 11 shall remain in full force and effect and the provisions of Section 11 shall be binding upon the legal representatives, successors and assigns of the Executive.


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2.       DUTIES AND OBLIGATIONS OF EXECUTIVE.

         2.01. TITLE AND DESCRIPTION OF DUTIES. Executive shall serve as the Chief Financial Officer of Kiwa Bio-tech Products Group, Corp. In that capacity, Executive shall do and perform all services, acts, or things necessary or advisable to fulfill the duties of a Chief Financial Officer. However, Executive shall at all times be subject to the direction of the Chief Executive Officer ("CEO"), and to the policies established by the Company's Board of Directors.

         2.02. LOYAL AND CONSCIENTIOUS PERFORMANCE OF DUTIES. Executive agrees that to the best of his ability and experience he will at all times loyally and conscientiously perform all of the duties and obligations required of him either expressly or implicitly by the terms of this Agreement.

         2.03. DEVOTION OF ENTIRE TIME TO COMPANY'S BUSINESS.

               (a) Executive shall devote his entire productive time, ability, and attention to the business of Company during the term of this Agreement.

               (b) During the term of this Agreement, Executive shall not engage in any other business duties or pursuits whatsoever. Furthermore, during the term of this Agreement, Executive shall not, whether directly or indirectly, render any services of a commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of Company's President. However, the expenditure of reasonable amounts of time for educational, charitable, or professional activities shall not be deemed a breach of this Agreement if those activities do not materially interfere with the services required under this Agreement.

               (c) This Agreement shall not be interpreted to prohibit Executive from making passive personal investments or conducting private business affairs if those activities do not materially interfere with the services required under this Agreement. However, Executive shall not, directly or indirectly, acquire, hold, or retain any interest in any business competing with or similar in nature to the business of Company.

         2.04. LOCATION OF OFFICE. Executive's principal business office shall be at Company's corporate headquarters and representative office in Beijing. However, Executive's job responsibilities shall include all business travel necessary to the performance of his job.

         2.05. UNIQUENESS OF EXECUTIVE'S SERVICES. Executive represents and agrees that the services to be performed under the terms of this Agreement are of a special, unique, unusual, extraordinary, and intellectual character that gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Executive therefore expressly agrees that Company, in addition to any other rights or remedies that Company may possess, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this Agreement by Executive.

         2.06. INDEMNIFICATION FOR NEGLIGENCE OR MISCONDUCT. Executive shall indemnify and hold Company harmless from all liability for loss, damage, or injury to persons or property resulting from the negligence or misconduct of Executive.


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         2.07. ADHERENCE TO INSIDE INFORMATION POLICIES. Executive acknowledges that Company is publicly-held and, as a result, has implemented inside information policies designed to preclude its executives and those of its subsidiaries from violating federal securities laws by trading on material, non-public information or passing such information on to others in breach of any duty owed to Company its parent or any third party. Executive shall promptly execute any agreements generally distributed by Company to its employees requiring such employees to abide by its inside information policies.

3.       OBLIGATIONS OF COMPANY.

         3.01. GENERAL DESCRIPTION. Company shall provide Executive with the compensation, incentives, benefits, and business expense reimbursement specified elsewhere in this Agreement.

         3.02. INDEMNIFICATION OF LOSSES OF EXECUTIVE Company shall indemnify Executive for all necessary expenditures or losses incurred by Executive in direct consequence of the discharge of his duties on Company's behalf.

4. EXECUTIVE REPRESENTATIONS. Executive represents and warrants that:

         (a) Executive has the right to enter into this Agreement and is not subject to any Agreement, commitment, agreement, arrangement or restriction of any kind which would prevent Executive from performing Executive's duties and obligations hereunder; and

         (b) Executive is currently in good health and to the best of Executive's knowledge, Executive is not subject to any undisclosed medical condition which might have a material effect on Executive's ability to perform satisfactorily Executive's services hereunder.

5.       COMPENSATION OF EXECUTIVE.

         5.01.    ANNUAL SALARY.

               (a) As compensation for the services to be rendered by Executive hereunder, Company shall pay Executive an annual salary at the rate per annum of RMB 480,000 (approximately $60,000), of which RMB384,000 shall be paid in equal monthly installments of RMB32,000 during the period of employment, prorated for any partial employment period, and RMB96,000 shall be paid as an annual performance bonus in three months after each employment year.

               (b) Executive shall receive such annual increases in salary as may be determined by Company's CEO in his sole discretion at least annually on or about each anniversary of the execution of this Agreement.

               (c) Executive shall pay the due individual income tax levied by the applicable laws and other individual tax (if applicable) levied for the above benefits paid by Executives. Company shall be entitled to deduct from each salary payment, all deductions as may be required by applicable laws, including, without limitation, deductions for U.S.A federal, state and local income taxes and FICA, and deductions for P.R.C applicable laws.

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         5.02. SALARY CONTINUATION DURING DISABILITY. If Executive for any
reason whatsoever becomes permanently disabled so that he is unable to perform the duties prescribed herein, Company agrees to pay Executive his monthly installments of salary, payable in the same manner as provided for the payment of salary herein, for a period of up to six (6) months from the date of disability or until the expiration of the employment term provided for herein, whichever occurs sooner.

         5.03. REPAYMENT OF DISALLOWED SALARY. In the event that any portion of the compensation paid by Company to Executive is disallowed as an income tax deduction on an income tax return of Company, Executive agrees to immediately repay to Company the full amount of that portion.

6.       EXECUTIVE INCENTIVES

         6.01. CASH BONUS BASED ON PROFITABILITY. At the beginning of any fiscal year during the employment term as herein provided, Company's CEO shall set forth for Executive goals and objectives to be accomplished by Executive during that year. For the successful completion of all goals and objectives by the end of that year, Executive shall receive a performance bonus provided for in
Section 5.01 for his services in addition to any other compensation which he is entitled to receive hereunder. The amount and form of bonus shall be determined by the CEO and to be approved by the Board of Directors. This bonus shall be paid within one month after the annual meeting of the Board of Directors.

         6.02. STOCK INCENTIVE PLAN.

               (a) As additional compensation, Company agrees to grant Executive each year certain number of stock options pursuant to Company's Stock Incentive Plan and the board resolutions on stock option allocation plan each fiscal year.

               (c) All terms and conditions of Company's Stock Incentive Plan, including but not limited to option grant, exercise and any other items are applicable for Executive as a plan participant.

7.       EXECUTIVE BENEFITS.

         7.01. ANNUAL VACATION. Executive shall be entitled to two (2) week vacation time each year with full pay. Executive may be absent from his employment for vacation only at such times as Company's CEO shall determine from time to time. If Executive is unable for any reason to take the total amount of authorized vacation time during any year, he may accrue that time and add it to vacation time for any following year or may receive a cash payment in an amount equal to the amount of annual salary attributable to that period.


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         7.02. ILLNESS. On completion of one (1) year in the service of Company,
Executive shall be entitled to five (5) days per year as sick leave with full pay. Sick leave may not be accumulated or accrued for any following year.

         7.03. EMPLOYEE BENEFIT PROGRAMS. Executive is entitled to participate in any pension, 401(k), insurance or other employee benefit plan that is maintained by Company for its executive officers, including programs of life and medical insurance and reimbursement of membership fees in civic, social and professional organizations

         7.04. INSURANCE. Company shall provide to Executive and pay premiums on Company's group medical insurance policy offered through Company, covering Executive and Executive's dependents.

         7.05. SEVERANCE PACKAGE. If Executive's employment with Company is terminated pursuant to Sections 9.03 or 9.04, Executive shall be entitled to three (3) month severance package consisting of Executive's compensation and all benefits as provided for in Sections 5, 6 and 7 and all Executive's remaining unvested options shall vest immediately. Payments shall be made monthly or in a lump sum payment at the Board's sole discretion. In the event severance is paid in a lump sum, the cash amount excluding insurance benefits shall be paid at the present value for the time remaining in the 3-month severance agreement based on the current prime interest rate as charged by the Federal Reserve Bank in New York.

8.       BUSINESS EXPENSES.

         8.01.    BUSINESS EXPENSES.

               (a) Company shall promptly reimburse Executive for all reasonable business expenses incurred by Executive in promoting the business of Company, including expenditures for entertainment, gifts, and travel.

               (b) Each such expenditure shall be reimbursable only if it is of a nature qualifying it as a proper deduction on the federal and state income tax return of Company.

               (c) Each such expenditure shall be reimbursable only if Executive furnishes to Company adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of that expenditure as an income tax deduction.

         8.02. REPAYMENT BY EXECUTIVE OF DISALLOWED BUSINESS EXPENSES. In the event that any expenses paid for Executive or any reimbursement of expenses paid to Executive shall, on audit or other examination of Company's income tax returns, be determined not to be allowable deductions from Company's gross income, and in the further event that any such determination is acceded to by the Company or made final by the appropriate federal or state taxing authority or a final judgment of a court of competent jurisdiction, and no appeal is taken from the judgment or the applicable period for filing notice of appeal has expired, Executive shall repay to Company the amount of the disallowed expenses.


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9.       TERMINATION OF EMPLOYMENT.

         9.01. DEATH OR DISABILITY. Except as otherwise provided herein, this Agreement shall automatically terminate without act by any party upon the death or disability of Executive. For purposes of this Section 9.01, "disability" shall mean that for a period of 6 consecutive months, Executive is incapable of substantially fulfilling the duties set forth in Section 2 because of physical, mental or emotional incapacity resulting from injury, sickness or disease. In the event of death of Executive, Executive's estate shall receive any unpaid, earned compensation due Executive and this Agreement shall terminate. In the event of Executive's disability, the Executive will be paid compensation, benefits and bonus which may accrue during the period of disability as set forth in Sections 5, 6 and 7.

         9.02. TERMINATION FOR CAUSE. Company may terminate Executive's employment pursuant to the terms of this Agreement at any time for cause by giving written notice of termination. Such termination will become effective upon the giving of such notice. Upon any such termination for cause, Executive shall have no right to compensation, bonus or reimbursement under Section 5, 6 or 8, or to participate in any employee benefit programs under Section 7, including the severance package provided for in Section 7.05, except as provided by law, for any subsequent to the effective date of termination. For purposes of this Section 9.02, "cause" shall mean: (i) Executive is convicted of a felony which is directly related to Executive's employment or the business of Company or could otherwise reasonably be expected to have a material adverse effect on Company's business, prospects or future stock price which price should be measured over a period of at least six months. Felonies involving the driving of motor vehicles shall not be grounds for termination; (ii) Executive, in carrying out his duties hereunder, has been found in a civil action to have committed gross negligence or intentional misconduct resulting in either case in direct material harm to Company; (iii) Executive is found in a civil action to have breached his fiduciary duty to Company resulting in direct profit to him; (iv) Executive is found in a civil action to have materially breached any provision of Section 10 or Section 11; (v) Executive's repeated refusal (other than any failure to perform arising from a physical or mental disability) to act in accordance with the reasonable directions of Company's Board directing Executive to perform services consistent with Executive's status as an officer of Company, which refusal is not cured by Executive within twenty (20) days of Executive's receipt of written notice thereof from Company (provided, however, that if such breach cannot be cured within twenty (20) days and Executive commences the cure thereof and diligently pursues the same, such failure shall not constitute "cause" unless such breach is not cured in its entirety within thirty (30) days of Executive's receipt of the written notice of breach); (vi) Executive commits acts of dishonesty, fraud, misrepresentation, or other acts of moral turpitude, that would prevent the effective performance of his duties; and (vii) Executive's material breach of any obligations of Executive which remains uncured for more than twenty (20) days after written notice thereof by Company to Executive. Executive's failure to comply with the requirements of Section 10 of this Agreement shall constitute a material breach of this Agreement. The term "found in a civil action" shall not apply until all appeals permissible under the applicable rules of procedure or statute have been determined and no further appeals are permissible.


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         9.03. TERMINATION WITHOUT CAUSE. Company's Board, in its sole discretion, may terminate Executive's employment without cause at any time upon thirty (30) days written notice. Upon effectiveness of such termination, Executive shall be entitled to the severance package provided for in Section 7.05.

         9.04. EFFECT OF MERGER, TRANSFER OF ASSETS, OR DISSOLUTION. This Agreement shall be automatically terminated by any voluntary or involuntary dissolution of Company resulting from either a merger or consolidation in which Company is not the consolidated or surviving corporation, or a transfer of all or substantially all of the assets of Company.

         9.05. TERMINATION BY EXECUTIVE. Executive may terminate his obligations under this Agreement by giving Company at least two (2) months notice in advance or tendering to Company a total amount aggregating two (2) months of his annual salary.

10.      NON-COMPETITION AGREEMENT.

         10.01. COMPETITION WITH COMPANY. Until termination of his employment and for a period of 12 months commencing on the date of termination, Executive, directly or indirectly, in association with or as a stockholder, director, officer, consultant, employee, partner, joint venturer, member or otherwise of or through any person, firm, corporation, partnership, association or other entity, shall not compete with Company or any of its affiliates in any line of business which is competitive with the business of Company within any metropolitan area in the United States and the People's Republic of China; provided, however, the foregoing shall not prevent Executive from accepting employment with an enterprise engaged in two or more lines of business, one of which is the same or similar to Company's business (the "Prohibited Business") if Executive's employment is totally unrelated to the Prohibited Business; provided, further, the foregoing shall not prohibit Executive from owning up to 5% of the securities of any publicly-traded enterprise provided Executive is not an executive, director, officer, consultant to such enterprise or otherwise reimbursed for services rendered to such enterprise.

         10.02. SOLICITATION OF CUSTOMERS. During the periods in which the provisions of Section 10.01 shall be in effect, Executive, directly or indirectly, will not seek Prohibited Business from any Customer (as defined below) on behalf of any enterprise or business other than Company that is in direct competition with Company's business, refer Prohibited Business from any Customer to any enterprise or business other than Company to any enterprise or business that is in direct competition with Company's business or receive commissions based on sales or otherwise relating to the Prohibited Business from any Customer that is in direct competition with Company's business, or any enterprise or business other than Company. For purposes of this Agreement, the term "Customer" means any person, firm, corporation, partnership, association or other entity to which Company or any of its affiliates sold or provided goods or services during the six-month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Customer, or who or which was approached by or who or which has approached an employee of Company for the purpose of soliciting business from the Company or the third party, as the case may be.


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         10.03. NO PAYMENT. Executive acknowledges and agrees that no separate or additional payment to him will be required in consideration of his undertakings in this Section 10.

11.      NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

         11.01. CONFIDENTIAL INFORMATION. Confidential Information includes, but is not limited to, trade secrets as defined by the common law and statute in the state of California or any future Californian statute, processes, policies, procedures, techniques, designs, drawings, know-how, show-how, technical information, specifications, computer software and source code, information and data relating to the development, research, testing, costs, marketing, Company's budgets and strategic plans, and the identity and special needs of Customers, databases, data, all technology relating to Company's businesses, systems, methods of operation, client or Customer lists, Customer information, solicitation leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of Company, names, home addresses and all telephone numbers and e-mail addresses of Company's executives, former executives, clients and former clients. In addition, Confidential Information also includes Customers and the identity of and telephone numbers, e-mail addresses and other addresses of executives or agents of Customers (each a "Contact Person") who are the persons with whom Company's executives and agents communicate in the ordinary course of business. Confidential Information also includes, without limitation, Confidential Information received from the Company's subsidiaries and affiliates. For purposes of this Agreement, the following will not constitute Confidential Information (i) information which is or subsequently becomes generally available to the public through no act of Executive, (ii) information set forth in the written records of Executive prior to disclosure to Executive by or on behalf of Company which information is given to Company in writing as of or prior to the date of this Agreement, and (iii) information which is lawfully obtained by Executive in writing from a third party (excluding any affiliates of Executive) who did not acquire such confidential information or trade secret, directly or indirectly, from Executive or Company.

         11.02. LEGITIMATE BUSINESS INTERESTS. Executive recognizes that Company has legitimate business interests to protect and as a consequence, Executive agrees to the restrictions contained in this Agreement because they further Company's legitimate business interests. These legitimate business interests include, but are not limited to: (i) trade secrets; (ii) valuable confidential business or professional information that otherwise does not qualify as trade secrets including all Confidential Information; (iii) substantial relationships with specific prospective or existing Customers or clients; (iv) Customer or client goodwill associated with Company's business; and (v) specialized training relating to Company's technology, methods and procedures.


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         11.03. CONFIDENTIALITY. For a period of two (2) years following termination of employment, the Confidential Information shall be held by Executive in the strictest confidence and shall not, without the prior written consent of Company, be disclosed to any person other than in connection with Executive's employment by Company. Executive further acknowledges that such Confidential Information as is acquired and used by Company or its affiliates is a special, valuable and unique asset. Executive shall exercise all due and diligence precautions to protect the integrity of Company's Confidential Information and to keep it confidential whether it is in written form, on electronic media or oral. Executive shall not copy any Confidential Information except to the extent necessary to his employment nor remove any Confidential Information or copies thereof from Company's premises except to the extent necessary to his employment and then only with the authorization of the CEO of Company. All records, files, materials and other Confidential Information obtained by Executive in the course of his employment with Company are confidential and proprietary and shall remain the exclusive property of Company or its Customers, as the case may be. Executive shall not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity with which he may be associated or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of the CEO of Company.

12.      EQUITABLE RELIEF.

         (a) Company and Executive recognize that the services to be rendered under this Agreement by Executive are special, unique and of extraordinary character, and that in the event of the breach by Executive of the terms and conditions of this Agreement or if Executive, without the prior consent of the board of directors of Company, shall leave his employment for any reason and take any action in violation of Section 10 or Section 11, Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction referred to in Section 12(b) below, to enjoin Executive from breaching the provisions of Section 10 or Section 11. In such action, Company shall not be required to plead or prove irreparable harm or lack of an adequate remedy at law or post a bond or any security.

         (b) Any action must be commenced in Los Angeles County, California. Executive and Company irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. Executive and Company irrevocably waive any objection that they now have or hereafter irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against Executive or Company in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any liability of Executive or Company therein described, or by appropriate proceedings under any applicable treaty or otherwise.


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13. CONFLICTS OF INTEREST. While employed by Company, Executive shall not, directly or indirectly:

         (a) participate as an individual in any way in the benefits of transactions with any of Company's Customers, including, without limitation, having a financial interest in Company's Customers, or making loans to, or receiving loans, from, Company's Customers;

         (b) realize a personal gain or advantage from a transaction in which Company has an interest or use information obtained in connection with Executive's employment with Company for Executive's personal advantage or gain; or

         (c) accept any offer to serve as an officer, director, partner, consultant, manager with, or to be employed in a technical capacity by, a person or entity which does business with Company.

14.      GENERAL PROVISIONS.

         14.01. NOTICES. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

        To Company:          Kiwa Bio-Tech Products Group, Corp.
                             415 West Foothill Blvd, Suite 206 Claremont,
                             California, U.S.A. 91711-2766
                             Room 516, Block A, Tai Li Ming Yuan Building,
                             Jia 1, Waiguanxie Street, Chaoyang District,
                             Beijing, P.R.C

        To Executive:        Luo Lian Jun
                             Room 1041, Hui Zhong Li Xiao Qu, Chaoyang District,
                             Beijing, China

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing

         14.02. ATTORNEYS' FEES AND COSTS. If any legal action is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

         14.03. MODIFICATIONS. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.


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         14.04. EFFECT OF WAIVER. The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

         14.05. PARTIAL INVALIDITY. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

         14.06. LAW GOVERNING AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         14.07. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

         14.08. ADDITIONAL DOCUMENTS. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

         14.09. SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         14.10. ARBITRATION. Except for a claim for equitable relief, any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Los Angeles County, California (unless the parties agree in writing to a different location), before three arbitrators in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrators. The decision and award made by the arbitrators shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

         14.11. ENTIRE AGREEMENT. This Agreement supersedes any and all other Agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by Company, and contains all of the covenants and Agreements between the parties with respect to that employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or Agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other Agreement, statement, or promise not contained in this Agreement shall be valid or binding.

                     [SPACE BELOW INTENTIONALLY LEFT BLANK]


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IN WITNESS WHEREOF, Company and Executive have executed this Agreement as of the date and year first above written.

COMPANY:                                   EXECUTIVE:
Kiwa Bio-tech Products Group Corp.         Luo Lian Jun

/s/ Wei Li                                 /s/ Luo Lian Jun
-----------------------------              --------------------------------
(Authorized Signature)                     (Signature)

Wei Li, Chairman of Board and CEO          July 31, 2006
-----------------------------              --------------------------------
(Print Name and Title)                     (Date)

July 31, 2006
----------------------------
(Date)


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